SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	February 27, 2006

SILICON GRAPHICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10441	94-2789662

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Crittenden Lane Mountain View, CA		94043-1351

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(650) 960-1980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     Item 5.02 is incorporated by reference herein.

Item 2.05. Costs Associated with Exit or Disposal Activities.

     On March 3, 2006, Silicon Graphics, Inc. (the “Company”) announced that its board of directors has approved a restructuring plan, which will include reductions in its workforce of approximately 250 positions or 12% of the Company’s global workforce as well as consolidation and reorganization of operations in several locations. The Company expects the reductions in its workforce to be materially completed by the end of the fourth fiscal quarter 2006. These actions were approved as part of the Company’s previously announced efforts to reduce costs and improve liquidity. The total incremental restructuring charge, including severance and other charges, is expected to be approximately $20 million and incurred over the next several quarters.

     At this time, the Company is unable in good faith to make a determination of an estimate or range of estimates required by paragraphs (b) and (d) of Item 2.05 of Form 8-K with respect to the restructuring actions. The Company will file an amendment to this report under Item 2.05 when the Company is able to make a good faith determination of such estimates or range of estimates.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On February 27, 2006, Ms. Kathy Lanterman was appointed Chief Financial Officer and Senior Vice President of the Company, and Mr. Jeffrey V. Zellmer resigned as Chief Financial Officer and Senior Vice President of the Company. Also on February 27, 2006, Mr. Warren Pratt resigned as Executive Vice President and Chief Operating Officer of the Company.

     Ms. Lanterman, who is 46 years old, has been Vice President and Corporate Controller at the Company since April 2002. Ms. Lanterman was Assistant Controller at the Company from July 2001 to April 2002. Ms. Lanterman was a consultant to the Company from April 1999 to July 2001, working on projects including the implementation of the Company’s Enterprise Resource Planning system. Ms. Lanterman’s annual salary will be $310,000, and her target bonus will be 50% of base salary, subject to meeting certain performance conditions.

     In connection with his departure, Mr. Pratt will receive severance benefits in the amount of two months’ notice period with salary and benefits and, in exchange for a general release, 24 weeks of his salary in accordance with the Company’s Vice President Severance Benefits Plan.

     A copy of the press release announcing the restructuring plan, the resignations of Mr. Pratt and Mr. Zellmer and the appointment of Ms. Lanterman is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release dated March 3, 2006

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: March 3, 2006	By:	/s/ Barry Weinert

Barry Weinert
Vice President and
General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DOCUMENT DESCRIPTION

99.1	Press release dated March 3, 2006